Exhibit 10.4

Exhibit 10.4 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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FOURTH AMENDMENT TO LICENSING AND MARKETING AGREEMENT

This FOURTH AMENDMENT TO THE LICENSING AND MARKETING AGREEMENT (this “Fourth Amendment”) is made and entered into as of August 27, 2007 by and among Comcast STB Software DVR, LLC, Comcast Corporation, and TiVo Inc. (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Licensing and Marketing Agreement having an effective date of March 15, 2005 (the “Agreement”);

WHEREAS, the Parties have previously amended the Agreement via that certain First Amendment dated March 27, 2006, that certain Second Amendment dated October 23, 2006, and that certain Third Amendment dated June 22, 2007; and

WHEREAS, the Parties wish to further modify and amend the Agreement as explicitly set forth in this Fourth Amendment.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Agreement.

1. ADDITIONAL STATEMENT OF WORK. In accordance with the provisions of Section 7.2 of the Agreement, concurrently with entering into this Fourth Amendment, TiVo and Licensee are entering into an additional Statement of Work entitled “TiVo/Comcast TE 2.0 Development Effort” relating to additional development work requested by Comcast and to be performed by TiVo, all as described in greater detail in such Statement of Work and subject to the terms and conditions thereof and of the Agreement.

2. [*]. The Parties hereby acknowledge and agree that the aggregate amount of the TiVo Experience Software Development Fee paid by Comcast pursuant to the Initial TE Software Statement of Work equals [*]. [*].

3. ADDITIONAL STATEMENTS OF WORK. Section 7.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) During the [*] following the [*], TiVo will provide [*] development work [*]. For [*] thereafter during the Term, TiVo will provide [*] development work [*].”

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4. MAINTENANCE & SUPPORT. Section 8.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.2 Maintenance and Support.

(a) As a condition to Comcast TIMS Acceptance, the Parties shall enter into a maintenance and support agreement for the TIMS Solution (or an amendment to Exhibit L), providing for maintenance and support services with respect to the TIMS Solution on substantially the same terms as described in Exhibit L (but with such modifications thereto as are appropriate for the TIMS Solution, including the remedies applicable thereto).

(b) Subject to payment by Licensee of the Annual M&S Fees set forth in Section 8.2(e) below, TiVo shall provide the maintenance and support services described in Exhibit L for the TiVo Experience Software and in the document agreed upon per Section 8.2(a) above for the TIMS Solution. For the sake of clarity, the Annual M&S Fee is in exchange for maintenance and support services associated with the TiVo Experience Software and the TIMS Solution. Collectively, these services are referred to as the “M&S Services”.

(c) Subject to payment by Licensee of the Annual M&S Fees set forth in Section 8.2(e) below, TiVo will provide the M&S Services in relation to any particular TiVo Release for [*]. Notwithstanding the foregoing, but still subject to payment by Licensee of the Annual M&S Fees set forth in Section 8.2(e) below, TiVo will support [*] of the TiVo Experience Software and TIMS Solution. Under no circumstances shall Comcast be required to accept any TiVo Release.

(d) Except in the event of termination by TiVo for cause, following the Term, Comcast will have the right to purchase the M&S Services on an ongoing basis [*].

(e) On January 15, 2008, Licensee shall pay TiVo [*] in exchange for TiVo’s provision of the M&S Services set forth in this Section 8.2 for the period from July 1, 2007 through June 30, 2008. Between May 1 and May 31 of each year thereafter during the Term (commencing in 2008), TiVo shall send Comcast an invoice for an annual maintenance and support fee in the amount of [*], which shall be due on or before June 30 of such year and shall apply to the M&S Services for the period from July 1 of that year through June 30 of the subsequent year. The fees set forth in this Section 8.2(e) are collectively referred to as the “Annual M&S Fees.” Licensee, in its sole discretion, may elect to pay TiVo the Annual M&S Fees upon receipt of each such invoice, and if it so elects, in exchange for the Annual M&S Fees, TiVo will provide the M&S Services described in this Section 8.2 for the applicable year. For example, in exchange for [*] paid on or before June 30, 2010, TiVo will provide such services from July

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1, 2010 through June 30, 2011. If Licensee does not pay TiVo the Annual M&S Fees on or before June 30 of any given year, but Licensee subsequently decides to purchase M&S Services for such year, Licensee shall pay to TiVo the full Annual M&S Fees for the applicable year (without proration for the partial year), and TiVo will provide the M&S Services described in this Section 8.2 for the balance of such year.”

5. TERM.

5.1 Section 22 of the Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 22. TERM.

22.1 The initial term of the Agreement shall commence on the Effective Date and continue until June 30, 2014 (the “Initial Term”). The Initial Term and any subsequent renewal periods provided under Section 22.2 below (each, a “Renewal Term”) are herein referred to as the “Term.”

22.2 Comcast shall have the right to renew this Agreement (at its option) according to the following terms:

(a) upon the expiration of the Initial Term, for up to five additional one-year periods (i.e., on a year-to-year basis until June 30, 2019); and

(b) upon the expiration of the Term as extended pursuant to subsection (a) above, for up to three additional one-year periods (i.e., on a year-to-year basis until June 30, 2022), provided that there are at least [*] Comcast TiVo Subscribers at any time prior to June 30, 2019.

22.3 Upon any Change of Control Event that does not involve a Comcast Competitor, or any bankruptcy, dissolution, liquidation or similar event by TiVo [*].”

5.2 Section 24.2(a) of the Agreement is hereby amended by deleting the reference to “[*]” and replacing it with “[*]”.

5.3 Section 24.4(c) of the Agreement is hereby amended by deleting the reference to “[*]” and replacing it with “[*]”.

5.4 Exhibit A to the Agreement is hereby amended by:

(a) inserting in alphabetical order the definition “Annual M&S Fee” reading ““Annual M&S Fees” shall have the meaning set forth in Section 8.2(e).”;

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) inserting in alphabetical order the definition “M&S Services” reading ““M&S Services” shall have the meaning set forth in Section 8.2(b).”; and

(c) deleting the defined term “Trigger Date”.

6. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Agreement remain in full force and effect. Except as and to the extent amended hereby, the Agreement is hereby ratified and affirmed in all respects.

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IN WITNESS WHEREOF, the undersigned Parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

COMCAST CORPORATION		COMCAST STB SOFTWARE DVR, LLC		TIVO INC.

By:	/s/ Arthur R. Block	By:	/s/ James P. McCue	By:	/s/ Jeff Klugman
Name:	Arthur R. Block	Name:	James P. McCue	Name:	Jeff Klugman
Title:	Senior Vice President	Title:	President	Title:	Senior Vice President
Date:	8/27/2007	Date:	8/27/2007	Date:	8/27/2007

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